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                      FAIRFIELD MANUFACTURING COMPANY, INC.
                       Ratio of Earnings to Fixed Charges

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                                                                                                                  Three Months Ended
                                                                        Year Ended December 31,                        March 31,
                                                       --------------------------------------------------------   ------------------
                                                         1992         1993         1994        1995        1996     1996       1997
                                                       --------     --------     --------     -------    -------  -------    -------

Income (loss) before income taxes,
    extraordinary item and
    cumulative effect of change in
    accounting principle                               $ (6,050)    $ (2,719)    $   (903)    $12,430    $ 7,649    $2,536    $1,914
Add back fixed charges:
    Interest expense                                     10,063       10,348       11,674      12,269     11,260     2,915     3,060
    Amortization of deferred
        financing costs                                   1,430          997          703         636        670       155       171
                                                       --------     --------     --------     -------    -------    ------    ------

Total fixed charges                                      11,493       11,345       12,377      12,905     11,930     3,070     3,231

Adjusted earnings                                      $  5,443     $  8,626     $ 11,474     $25,335    $19,579    $5,606    $5,145
                                                       ========     ========     ========     =======    =======    ======    ======

Ratio of earnings to fixed charges                          0.5          0.8          0.9         2.0        1.6       1.8       1.6
                                                       ========     ========     ========     =======    =======    ======    ======

Earnings (insufficient) to cover
    fixed charges                                      $ (6,050)    $ (2,719)    $   (903)    $12,430    $ 7,649    $2,536    $1,914
                                                       ========     ========     ========     =======    =======    ======    ======


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